                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                                                         DEF 14A

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

                                 [IBM LOGO]

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders on Tuesday, April 29, at 10 a.m., in the Dallas Convention Center, Dallas, Texas.

At this year's Annual Meeting you will be asked to approve, among other things, certain amendments to IBM's Certificate of Incorporation to increase the number of authorized shares. Your approval of these amendments is necessary to effectuate a two-for-one stock split declared by the IBM Board of Directors on January 28, 1997. In addition, you will also be asked to approve IBM's 1997 Long-Term Performance Plan, which provides for incentive and other awards that are designed to provide participants with an increased proprietary interest in our Company. Your vote on these matters is important and we appreciate your continued support.

Please sign, date, and return the enclosed Proxy Card in the envelope provided as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you plan to attend the meeting, please mark the box where indicated on the Proxy Card. If you will need special assistance at the meeting because of a disability, please contact the Office of the Secretary, Armonk, N.Y. 10504.

Very truly yours,


/s/ Louis V. Gerstner, Jr.
Louis V. Gerstner, Jr.
Chairman of the Board


                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

                                     International Business Machines Corporation
                                     Armonk, New York 10504
                                     March 18, 1997

Notice of Meeting

The Annual Meeting of Stockholders of International Business Machines Corporation will be held on Tuesday, April 29, 1997, at 10 a.m., in Section A of the Dallas Convention Center, 650 South Griffin Street, Dallas, Texas. The items of business are:

1.  Election of directors for a term of one year.

2.  Ratification of the appointment of auditors.

3. Amendment of the Certificate of Incorporation to increase authorized shares and effect a two-for-one common stock split.

4.  Adoption of the IBM 1997 Long-Term Performance Plan.

5. Such other matters, including one stockholder proposal, as may properly come before the meeting.

These items are more fully described in the following pages, which are hereby made a part of this Notice. Only stockholders of record at the close of business on March 11, 1997, are entitled to vote at the meeting. Stockholders are reminded that shares cannot be voted unless the signed Proxy Card is returned or other arrangements are made to have the shares represented at the meeting.

/s/ John E. Hickey
---------------------------
John E. Hickey
Vice President and Secretary

This Proxy Statement and the accompanying form of Proxy Card are being mailed beginning on or about March 18, 1997, to stockholders entitled to vote. The IBM 1996 Annual Report, which includes financial statements, is being mailed with this Proxy Statement. Kindly notify First Chicago Trust Company of New York, Mail Suite 4688, P.O. Box 2530, Jersey City, N.J. 07303-2530, telephone 201-324-0405, if you did not receive a report, and a copy will be sent to you.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Table of Contents

                                                                           Page

1. Election of Directors for a Term of One Year                              5

General Information:

o  Board of Directors                                                        8

o  Committees of the Board                                                   8

o  Other Relationships                                                      10

o  Directors' Compensation                                                  10

o  Section 16(a) Beneficial Ownership Reporting Compliance                  11

o  Ownership of Securities                                                  11

   - Security Ownership of Certain Beneficial Owners                        11

   - Common Stock and Total Stock-based Holdings of Management              12

Report on Executive Compensation                                            13

o  Summary Compensation Table                                               17

o  Performance Graph                                                        23

2. Ratification of Appointment of Auditors                                  24

3. Amendment of the Certificate of Incorporation to Increase
      Authorized Shares and Effect a Two-for-One Stock Split                25

4. Adoption of the IBM 1997 Long-Term Performance Plan                      29

5. Stockholder Proposal                                                     31

Other Business                                                              33

Proxies and Voting at the Meeting                                           33

Appendix A: Proposed Amendment to Article THREE
      of the Company's Certificate of Incorporation                         35

Appendix B: IBM 1997 Long-Term Performance Plan                             37

Appendix C: IBM 1997 Long-Term Performance Plan -
      Federal Income Tax Consequences                                       45

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


1. Election of Directors for a Term of One Year

The Board proposes the election of the following directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as Proxies on the enclosed Proxy Card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

[PHOTOGRAPH]

CATHLEEN BLACK, 52, is president of Hearst Magazines, a division of The Hearst Corporation, a diversified communications company. She is a member of IBM's Directors and Corporate Governance Committee. Prior to joining Hearst Magazines, she was president and chief executive officer of the Newspaper Association of America from 1991 to 1996, president, then publisher, of USA TODAY from 1983 to 1991, and also executive vice president/marketing for Gannett Company, Inc.
(USA TODAY parent company) from 1985 to 1991. She is a director of The Hearst Corporation, The Coca-Cola Company, the Advertising Council and a trustee of the University of Notre Dame. Ms. Black became an IBM director in 1995.

[PHOTOGRAPH]

HAROLD BROWN, 69, is a counselor, Center for Strategic and International Studies, Washington, D.C., and a general partner in Warburg, Pincus & Company, a venture banking and money management firm. He is chairman of IBM's Directors and Corporate Governance Committee and a member of IBM's Executive Committee. He is a former U.S. Secretary of the Air Force. He is a director of Alumax Inc., Cummins Engine Company, Inc., Philip Morris Companies Inc., and Mattel, Inc.; a member of the National Academy of Sciences and the National Academy of Engineering; and a trustee and president emeritus of the California Institute of Technology. Dr. Brown was an IBM director from 1972 to 1977. After serving as U.S. Secretary of Defense, he became an IBM director again in 1981.

[PHOTOGRAPH]

JUERGEN DORMANN, 57, is chairman of the management board of Hoechst AG, a chemicals and pharmaceuticals company. He is a member of IBM's Audit Committee. Mr. Dormann joined Hoechst in 1963 and was elected finance and accounting director in 1987 and to his present position in 1994. He is a director of Allianz Lebensversicherungs AG. Mr. Dormann became an IBM director in 1996.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


[PHOTOGRAPH]

LOUIS V. GERSTNER, JR., 55, is chairman of the Board and chief executive officer of IBM and chairman of IBM's Executive Committee. From 1989 until joining IBM, he was chairman of the board and chief executive officer of RJR Nabisco Holdings Corp., an international consumer products company. From 1985 to 1989, Mr. Gerstner was president of American Express Company, and from 1983 to 1989, he was chairman and chief executive officer of American Express Travel Related Services Co., Inc. He is a member of the board of directors of Bristol-Myers Squibb Company and The New York Times Company. Mr. Gerstner is vice chairman of the board of the New American School Development Corp., a director of The Council on Foreign Relations and a member of the Smithsonian Board of Regents. Mr. Gerstner became an IBM director in 1993.

[PHOTOGRAPH]

NANNERL O. KEOHANE, 56, is president and professor of political science at Duke University. She is a member of IBM's Directors and Corporate Governance Committee. She was formerly president of Wellesley College, and a former faculty member at Swarthmore College and Stanford University. She is a member of The Council on Foreign Relations and the American Academy of Arts and Sciences, and a trustee of the Colonial Williamsburg Foundation. Dr. Keohane is a member of the MIT Corporation and has served as vice president of the American Political Science Association. Dr. Keohane became an IBM director in 1986.

[PHOTOGRAPH]

CHARLES F. KNIGHT, 61, is chairman, chief executive officer and president of Emerson Electric Co., an electronics company. He is chairman of IBM's Executive Compensation and Management Resources Committee and a member of IBM's Executive Committee. He joined Emerson Electric in 1972 as vice chairman and was elected chief executive officer in 1973, chairman in 1974 and president in 1995. Prior to joining Emerson, he was president of Lester B. Knight & Associates, Inc., a consulting engineering firm. He is a director of SBC Communications Inc., Anheuser Busch Companies, Inc., and The British Petroleum Company p.l.c. Mr. Knight became an IBM director in 1993.

[PHOTOGRAPH]

LUCIO A. NOTO, 58, is chairman and chief executive officer of Mobil Corporation, an oil, gas and petrochemical company. He is a member of IBM's Audit Committee. Mr. Noto joined Mobil in 1962 and was elected to Mobil's board in 1988. He was elected chief financial officer in 1989, president and chief operating officer in 1993, and to his present position in 1994. He also serves as chairman of Mobil's executive committee. Mr. Noto is a member of The Council on Foreign Relations and a member of the Board of Trustees of the Urban Institute. He became an IBM director in 1995.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


[PHOTOGRAPH]

JOHN B. SLAUGHTER, 63, is president of Occidental College. He is a member of IBM's Audit Committee. He is a former chancellor of the University of Maryland and a former director of the National Science Foundation. He is a director of the Atlantic Richfield Company, Avery Dennison Corporation, Monsanto Company, and Northrop Grumman Corporation. He is a member of the National Academy of Engineering, a member of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, a fellow of the Institute of Electrical and Electronics Engineers, and a member of the Hall of Fame of the American Society for Engineering Education. Dr. Slaughter became an IBM director in 1988.

[PHOTOGRAPH]

ALEX TROTMAN, 63, is chairman and chief executive officer of the Ford Motor Company, an automotive manufacturer. He is a member of IBM's Executive Compensation and Management Resources Committee. Mr. Trotman joined Ford of Britain in 1955 and was elected president of Ford Asia-Pacific in 1983 and chairman of Ford of Europe in 1988. He became president and chief operating officer of Ford Automotive Group and a director in 1993. He was subsequently elected to his present position in 1993. Mr. Trotman is a director of the New York Stock Exchange. Mr. Trotman became an IBM director in 1994.

[PHOTOGRAPH]

LODEWIJK C. VAN WACHEM, 65, is chairman of the supervisory board of Royal Dutch Petroleum Company, an oil, gas and petrochemical company. He is chairman of IBM's Audit Committee and a member of IBM's Executive Committee. In 1992, Mr. van Wachem retired as president of Royal Dutch Petroleum, a post he had held since 1982. He is a director of ATCO Ltd., ABB Asea Brown Boveri Ltd., and Zurich Versicherungs-Gesellschaft; and a member of the supervisory boards of Akzo Nobel N.V., Philips Electronics N.V., and Bavarian Motor Works A.G. Mr. van Wachem became an IBM director in 1992.

[PHOTOGRAPH]

CHARLES M. VEST, 55, is president and professor of mechanical engineering at the Massachusetts Institute of Technology. He is a member of IBM's Executive Compensation and Management Resources Committee. Dr. Vest was formerly the provost and vice president for Academic Affairs of the University of Michigan. He is a director of E. I. du Pont de Nemours and Company, a fellow of the American Association for the Advancement of Science, a member of the National Academy of Engineering and the Corporation of Woods Hole Oceanographic Institution, and a trustee of Wellesley College. Dr. Vest became an IBM director in 1994.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


General Information

Board of Directors

The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. Consistent with the Company's long-standing practice, the majority of the Board, 10 of the 11 current directors, are outside directors who are neither officers nor employees of IBM or its subsidiaries. In the opinion of the Board, each of the outside directors is independent of management and free of any relationship with the Company that would interfere with his or her exercise of independent judgment in performing the duties of a director.

In addition, the Audit Committee, the Directors and Corporate Governance Committee, and the Executive Compensation and Management Resources Committee are composed entirely of outside directors. The committees of the Board, as well as the full Board, have access to outside consultants and experts as needed in connection with their deliberations.

The Board of Directors held 10 meetings during 1996. Overall attendance at Board and committee meetings was 92 percent. Attendance was at least 78 percent for each director. Following the Annual Meeting, the Board will consist of 11 directors. In the interim between Annual Meetings, the Board has the authority under the By-laws to increase or decrease the size of the Board and fill vacancies.

Committees of the Board

The Executive Committee, the Audit Committee, the Directors and Corporate Governance Committee, and the Executive Compensation and Management Resources Committee are the standing committees of the Board of Directors.

                                                               Executive
                                             Directors         Compensation and
                                             and Corporate     Management
Executive               Audit                Governance        Resources
-------------------------------------------------------------------------------

L.V. Gerstner, Jr.*     L.C. van Wachem*     H. Brown*         C.F. Knight*
H. Brown                J. Dormann           C. Black          A. Trotman
C.F. Knight             L.A. Noto            N.O. Keohane      C.M. Vest
L.C. van Wachem         J.B. Slaughter
*Chairman

Executive Committee

The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The committee did not meet in 1996.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Audit Committee

The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company.

The Audit Committee is composed of outside directors who are not officers or employees of IBM or its subsidiaries. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held four meetings in 1996.

Directors and Corporate Governance Committee

The Directors and Corporate Governance Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting.

The committee advises and makes recommendations to the Board on all matters concerning directorship practices, including retirement policies and compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board.

The committee reviews and considers the Company's position and practices on significant issues of corporate public responsibility, such as equal employment opportunity, protection of the environment, and philanthropic contributions, and it reviews and considers stockholder proposals dealing with issues of public or social interest. Members of this committee are outside directors who are not officers or employees of IBM or its subsidiaries. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held four meetings in 1996.

Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary of the Corporation, giving the recommended candidate's name, biographical data, and qualifications.

Executive Compensation and Management Resources Committee

The Executive Compensation and Management Resources Committee has responsibility for administering and approving all elements of compensation for elected corporate officers and certain other senior management positions. It also approves, by direct action or through delegation, participation in and all awards, grants, and related actions under the provisions of the IBM Stock Option Plans and the Long-Term Performance Plans, reviews changes in the IBM Retirement Plan primarily affecting IBM corporate officers, and manages the operation and administration of the IBM Extended Tax Deferred Savings Plan and the IBM Supplemental Executive Retirement Plan. The committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission (page 13). The committee has responsibility for reviewing the Company's management resources programs and for recommending qualified candidates to the Board for election as officers.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Members of this committee are outside directors who are not officers or employees of IBM or its subsidiaries and are not eligible to participate in any of the plans or programs that the committee administers. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held five meetings in 1996.

Other Relationships

The Company and its subsidiaries purchase services, supplies, and equipment in the normal course of business from many suppliers and similarly sell and lease IBM products and services to many customers. In some instances, these transactions occur between IBM and other companies for whom members of IBM's Board serve as executive officers. In 1996, none of these transactions was individually significant or reportable.

The Company has renewed its directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide direct indemnification. These policies run from June 30, 1996, through June 30, 1997, at a total cost of $619,354. The primary carrier is Federal Insurance Company.

Directors' Compensation

Directors who are not employees of the Company receive an annual retainer of $60,000 and each committee chairman receives an additional annual retainer of $5,000. Sixty percent of the annual retainer fees is paid in Promised Fee Shares of IBM common stock under the Directors Deferred Compensation and Equity Award Plan (the "DCEAP"). Under the DCEAP, outside directors may defer all or part of their remaining cash compensation to selected later years, to be paid either with interest at a rate equal to the rate on 26-week U.S. Treasury bills updated each January and July, or in Promised Fee Shares, with dividends used to buy additional Promised Fee Shares. Promised Fee Shares are valued based on the market price of IBM common stock and are payable in the form of IBM shares or cash. All amounts under the DCEAP are to be paid only upon retirement or other completion of service as a director. Employee directors receive no additional compensation for service on the Board of Directors or its committees.

Under the IBM Non-Employee Directors Stock Option Plan, each outside director receives an annual grant of options to purchase 1,000 shares of IBM common stock. The exercise price of the options is the fair market value of IBM common stock on the date of grant and each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the plan) or death of an outside director, all options granted to such director shall become immediately exercisable. Outside directors are provided group life insurance of up to $50,000 and travel accident insurance in the amount of $300,000. Directors are also eligible to participate in the Company's Matching Grants Program on the same basis as the Company's employees.

The Directors and Corporate Governance Committee of the Board periodically reviews IBM's director compensation practices and compares them against the practices of the largest U.S. companies in terms of market capitalization. In performing this review, the Committee focuses on ensuring that the Company's outside directors have a proprietary stake in the Company and that the interests of the directors continue to be closely

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


aligned with the interests of the Company's stockholders. The Committee believes that the Company's total director compensation package continues to be competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of the Company's outside directors.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 1996 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed, except that a report was not timely filed to reflect a purchase of IBM common stock by Mr. Knight.

Ownership of Securities

The following tables reflect shares of IBM common stock beneficially owned by the named persons, and the directors and executive officers as a group, as of December 31, 1996.

The tables indicate whether voting power and investment power in IBM common stock are solely exercisable by the person named or shared with others. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of shares held. Also shown are shares over which the named person could have acquired such powers within 60 days. Since some shares may appear under both the voting and investment power columns, and since other types of holdings are listed only in the Stock or Total column, the individual columns will not add across to the Total column.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the only persons known to the Company to be beneficial owners of more than five percent of the Company's common stock as of December 31, 1996.

-------------------------------------------------------------------------------------------------
                             Voting Power          Investment Power
                       ------------------------------------------------               Percent of
Name and Address           Sole       Shared        Sole       Shared      Total(2)     class(2)
-------------------------------------------------------------------------------------------------
FMR Corp. (1)            1,789,006    10,550     29,846,356    10,550     29,858,106      5.77%
82 Devonshire Street
Boston, Mass. 02109
-------------------------------------------------------------------------------------------------

(1) Based on Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission dated February 14, 1997. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G indicates that beneficial ownership of substantially all of these shares arises through the investment advisory activities of Fidelity Management & Research Company and the investment management activities of Fidelity Management Trust Company, each a wholly owned subsidiary of FMR Corp.

(2) The Schedule 13G additionally reports that Mr. Edward C. Johnson 3rd, chairman of FMR Corp., and Ms. Abigail Johnson, director of FMR Corp., together with other family members who are part of a controlling group of FMR Corp., are the beneficial owners of the same shares, except that Mr. Johnson's sole voting power is with respect to 34,700 shares.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Common Stock and Total Stock-Based Holdings of Management

The following table sets forth the beneficial ownership of shares of the Company's common stock as well as all other IBM stock-based holdings as of December 31, 1996, by IBM's current directors and nominees, the executive officers named in the Summary Compensation Table on page 17 and the directors and officers as a group, as of December 31, 1996. The Table indicates the alignment of these individuals' personal financial interests with the interests of the Company's stockholders because the value of their holdings will increase or decrease in line with the price of IBM stock.


--------------------------------------------------------------------------------------------------------
                               Voting Power       Investment Power                Total      Acquirable
                         -------------------------------------------           Stock-based    within 60
Name                          Sole   Shared        Sole    Shared    Stock(1)   holdings(2)    days(3)
--------------------------------------------------------------------------------------------------------
C. Black                     1,000       81       1,744       81        1,825        1,912           0
H. Brown                         0      600       8,336      600        8,936       11,974         250
J. Dormann                   1,000        0       1,277        0        1,277        1,277           0
L.V. Gerstner, Jr.          98,021      228      91,325      228      163,249      181,310     560,903
N.O.Keohane                      0      498       3,848      498        4,346        5,135         250
C.F. Knight                  2,434        0       4,385        0        4,385        4,842         250
N.C. Lautenbach             37,098        0      25,382        0       52,098       52,712      70,221
L.A. Noto                    1,366      613       2,340      613        2,952        3,075         250
J.B. Slaughter                  50        0       3,210        0        3,210        4,185         250
R.M. Stephenson             35,316        0      27,638        0       45,316       45,812      57,263
G.R. Thoman                 14,513        0      13,174        0       29,513       31,202      79,158
J. M. Thompson              20,184        0      13,369        0       35,184       35,184      92,752
A. Trotman                   1,000    1,000       1,976    1,000        2,976        3,141         250
L.C. van Wachem              1,000        0       1,798        0        1,798        2,545         250
C.M. Vest                      100        0         696        0          696          897         250
--------------------------------------------------------------------------------------------------------
Directors and executive
officers as a group(4)     269,436   10,806     228,933   10,806      455,400*     488,565    1,112,341*
--------------------------------------------------------------------------------------------------------

* The total of these two columns represents less than 1% of the outstanding shares. No individual's beneficial holdings totaled more than 1/5 of 1% of the outstanding shares. These holdings do not include 1,428,569 shares held by the IBM Retirement Plan Trust Fund, over which the members of the Board have the right to acquire shared investment power by withdrawing authority now delegated to the Retirement Plans Committee, a management committee. The directors and officers included in the table disclaim beneficial ownership of shares beneficially owned by family members who reside in their households. The shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.

(1) For executive officers, this column includes shares shown in the "Voting Power" and "Investment Power" columns as well as shares of restricted stock held by the executive. For non-employee directors, this column includes shares earned and accrued under the Directors Deferred Compensation and Equity Award Plan. They have no voting power over such shares and investment power only with regard to Promised Fee Shares that are acquired as a result of deferring fees paid to them. Fractional shares attributable to participation in this plan are not shown.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


(2) This column shows the total IBM stock-based holdings, including the securities shown in the "Stock" column and other IBM stock-based interests, including, as appropriate, employee contributions into the IBM Stock Fund under the IBM Extended Tax Deferred Savings Plan ("ETDSP") and all Company matching contributions under the ETDSP. This column also includes the Promised Fee Shares payable in cash that were credited to the non-employee directors in connection with the elimination of pension payments to such directors.
(3) Shares that can be purchased under an IBM stock option plan.
(4) None of the directors or executive officers own any IBM preferred stock.

Report on Executive Compensation

The Executive Compensation and Management Resources Committee (the "Committee") is responsible for administering the Company's executive compensation policies and practices, and it approves all elements of compensation for elected corporate officers and certain other senior management positions. In carrying out its duties, the Committee has direct access to independent compensation consultants and outside survey data. The Committee reports regularly to the Board of Directors on its activities and obtains ratification by the non-employee members of the Board of all items of compensation for the two highest-paid executives. The Committee is comprised of three outside directors who are not eligible to participate in any of the plans or programs that it administers.

Compensation Philosophy and Practices

The Board believes that leadership and motivation of the Company's employees are critical to establishing IBM's preeminence both in the marketplace and as an investment for stockholders. The Committee is responsible to the Board for ensuring that the individuals in executive positions are highly qualified and that they are compensated in a way that furthers the Company's business strategies and aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

- offer compensation opportunities that attract the best talent to IBM; motivate individuals to perform at their highest levels; reward for outstanding achievement; and retain those with the leadership abilities and skills necessary for building long-term stockholder value.

- maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company as well as to the creation of stockholder value.

- encourage executives to manage from the perspective of owners with an equity stake in the Company.

Beginning in 1994, Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company's chief executive officer and any of the other four highest-paid executive officers unless this compensation qualifies as "performance-based." In 1995, the Committee adopted, and the stockholders approved, terms under which annual incentive compensation and Long-Term Performance Incentive awards should not be subject to these deductibility limitations.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

The Committee also amended IBM's Extended Tax Deferred Savings Plan to permit an executive officer who is subject to Section 162(m) and whose salary is above $1 million, to defer payment of a sufficient amount of the salary to bring it below the Section 162(m) limit. Additionally, based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options under the new IBM 1997 Long-Term Performance Plan, the IBM 1994 Long-Term Performance Plan and prior Plans should be exempt from this limit. The Committee is not precluded, however, from making compensation payments under different terms even if they would not qualify for tax deductibility under Section 162(m).

While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, other factors also can affect pay. Every executive, as well as every employee, is expected to uphold and comply with IBM's Business Conduct Guidelines, which require the individual to maintain the Company's discrimination-free workplace and high standards of environmental protection. Upholding the Business Conduct Guidelines contributes to the success of the individual employee, and to IBM as a whole.

IBM's compensation program for executive officers is targeted to provide total compensation levels (including both annual and long-term incentives) which approximate the 75th percentile of survey companies. Compensation is benchmarked by independent consultants using surveys of both the information technology industry and the largest U.S. market-capitalized companies. These firms have executive positions similar to those at IBM in magnitude, complexity and scope of responsibility, and they are representative of companies with whom IBM competes for executive talent. This is a broader and more diverse set of companies than those included in the S&P Computers (Hardware) Index used for the Performance Graph on page 23.

Stock ownership guidelines have been established for senior management to increase their equity stake in the Company and more closely link their interests with those of the stockholders. These guidelines provide that within a five-year period senior executives should attain an investment position in IBM stock or stock units of two to four times their base salary depending on the individual's responsibilities.

Components of Executive Compensation

The compensation program for executive officers consists of the following components:

ANNUAL CASH COMPENSATION: includes base salary and any cash incentive or bonus award earned for the year's performance. Both salary and the annual target incentive opportunity are established for each executive officer based on job responsibilities, level of experience, overall performance and contribution to the business, as well as information obtained from external surveys. The annual incentive awards for 1996 were tied to financial measures of net income and cash flow with most of the weighting on net income, thereby establishing a direct link between executive pay and Company profitability. The Committee approved the financial targets early in the year and certified attainment at the end of the performance period. The Committee used judgment based on accomplishments in areas such as strategy, product and technology leadership, implementation of key business programs and customer satisfaction to determine final incentive amounts for the executive officers named in the Summary Compensation Table. The Committee also made a cash award to each of the named executives in recognition of the Company's highest reported earnings-per-share from operations ($11.06), continued momentum in revenue growth (to record high-revenues of $75.9 billion), and significant increase in the Company's market capitalization during 1996 (from $50 billion to $77 billion). The annual incentive and cash award are reported in the "Bonus" column of the Summary Compensation Table on page 17.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


LONG-TERM INCENTIVE COMPENSATION: includes stock options, Long-Term Performance Incentive awards and restricted stock or restricted stock unit awards. The objectives for these awards are to closely align executive interests with the longer term interests of stockholders and to retain the skills that are critical to the future success of the business. Stock options and long-term performance incentive opportunities depend on the creation of incremental stockholder value or the attainment of cumulative financial targets over three years. These long-term grants represent a significant portion of the total compensation opportunity provided to executive officers. Award sizes are based on individual performance, level of responsibility, the executive's potential to make significant contributions to the Company, and award levels at other companies included in the surveys. Long-term incentives granted in prior years are also taken into consideration.

- Stock Options are typically granted annually to executives and other selected employees whose contributions and skills are critical to the long-term success of the Company. Options are granted with an exercise price equal to the market price of the Company's common stock on the date of grant, vest over a period of at least four years, and typically expire after ten years. These options only have value to the recipients if the price of the Company's stock appreciates after the options are granted.

- Long-Term Performance Incentive (LTPI) awards provide senior management with an incentive linked to both multiple year corporate financial performance and stockholder value. Awards are intended to be made annually in the form of performance stock units. For awards made in 1996 covering the period 1996-98, the stock units can be earned based on achieving cumulative financial goals of earnings-per-share and cash flow (with most of the weighting on earnings-per-share). Depending on the level of performance against the three-year goals, payout of the stock units can range between 0% to 150% of the target awards, as shown in the Table on page 19. The stock units are valued based upon the market price of the Company's common stock. For LTPI awards made in 1994 covering the three-year period through 1996, the financial goals were earnings-per-share and cash flow, equally weighted. Based on the Company's performance for this period, the maximum number of stock units was earned by the participants. Payouts for the named executives are reported in the Summary Compensation Table on page 17.

- Restricted Stock Unit awards are designed to provide long-term retention for certain key members of senior management. These awards are highly selective, limited to a very small group of executives, and equity-based so as to tie them directly to stockholder return. The restriction period is normally five years.

Compensation for the Chairman and Chief Executive Officer

On March 26, 1993, IBM entered into an employment agreement with Mr. Louis V. Gerstner, Jr., to become chairman and chief executive officer of the Company. Effective January 1, 1996, this agreement was amended to reduce Mr. Gerstner's base salary by $500,000, increase his annual incentive target opportunity by an equivalent amount, and increase his long-term performance incentive target opportunity from $500,000 to at least $1,500,000. These actions were taken to further align the chairman's annual and long-term compensation with the performance of the Company. Mr. Gerstner's annual incentive payout was based on the Company's 1996 financial performance (net income and cash flow) measured against targets set early in

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


the year. As discussed above under Annual Cash Compensation, the Committee also made a cash award to the chairman in recognition of the Company's highest reported earnings-per-share from operations ($11.06), continued momentum in revenue growth (to record-high revenues of $75.9 billion), and significant increase in the Company's market capitalization during 1996 (from $50 billion to $77 billion). The annual incentive and cash award for Mr. Gerstner are reported in the "Bonus" column of the Summary Compensation Table on page 17. He also earned a payout from the 1994-96 LTPI based on the Company's cumulative financial results over the three-year period (discussed above under Long-Term Performance Incentive), valued at $2,072,567. One-half of this amount was paid in cash and the balance was delivered in stock units that are restricted for two additional years. In 1996, the Committee granted Mr. Gerstner a stock option covering 300,000 shares of IBM common stock. This grant has a longer vesting period than typical IBM stock options. There is no vesting for the first three years (until 1999), and then the options vest over four years (ending in 2002). The Committee made the award to encourage Mr. Gerstner to remain at IBM for an extended period of time. The grant was based on the chairman's continued contributions to the Company's financial performance; his effective leadership of a complex global business in a very dynamic and competitive industry; and analyses prepared by an independent consultant of stock option awards made to chief executive officers at other major companies in the survey group.

The terms of Mr. Gerstner's employment agreement are described in the section entitled, "Employment Agreements and Change-in-Control Arrangements" on page 22.


Charles F. Knight (chairman)
Alex Trotman
Charles M. Vest

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------
                                                                   Long-Term Compensation (1)
                                                                   ---------------------------
                                  Annual Compensation                Awards           Payouts
                          --------------------------------------------------------------------
                                                    Other     Restricted  Securities
Name and                                           Annual       Stock     Underlying     LTIP       All Other
Principal Position  Year    Salary      Bonus   Compensation    Awards    Options(#)    Payouts    Compensation
-----------------------------------------------------------------------------------------------------------------
L.V. Gerstner, Jr.  1996  $1,500,000 $3,270,000  $      0     $        0    300,000  $ 2,072,567   $  128,250(2)
Chairman and CEO    1995   2,000,000  2,775,000         0      7,044,375    100,000    1,274,663      138,000
                    1994   2,000,000  2,600,000         0              0    225,000            0    7,755,055

G. R. Thoman        1996     556,250    625,000         0              0     50,000      621,770       35,437(2)
Senior VP and CFO   1995     500,000    625,000         0      1,363,125     35,000      254,913       24,000
                    1994     500,000    300,000         0              0     50,000           0         2,248

J. M. Thompson      1996     556,250    603,000         0              0     50,000      621,770       166,133(3)
Senior VP           1995     493,334    725,000         0      1,363,125     40,000      318,689       112,048
                    1994     458,000    550,000         0              0     60,000            0       110,820

N.C. Lautenbach     1996     561,250    571,000         0              0     50,000      621,770        38,587(2)
Senior VP           1995     515,000    725,000         0      1,363,125     40,000      382,370        32,700
                    1994     490,000    575,000         0              0     60,000            0         2,250

R. M. Stephenson    1996     472,500    543,000         0      1,073,750     35,000      414,513        29,925(2)
Senior VP           1995     436,667    525,000    21,904(4)           0     23,100      191,233        61,609(5)
                    1994     430,000    399,000   262,845(4)           0     35,000            0       440,503(5)
-----------------------------------------------------------------------------------------------------------------

(1) At the end of 1996, Mr. Gerstner held 29,289 performance stock units, 65,000 restricted stock units and 6,696 shares of restricted stock having a combined value of $15,248,735; Mr. Thoman held 13,598 performance stock units, 15,000 restricted stock units and 1,339 shares of restricted stock having a combined value of $4,520,487; Mr. Thompson held 14,598 performance stock units, 15,000 restricted stock units and 6,815 shares of restricted stock having a combined value of $5,498,363; Mr. Lautenbach held 14,598 performance stock units; 15,000 restricted stock units and 11,716 shares of restricted stock having a combined value of $6,238,414; and Mr. Stephenson held 10,582 performance stock units, 10,000 restricted stock units and 7,678 shares of restricted stock having a combined value of $4,267,260. Restricted stock and restricted stock units earn dividends and dividend equivalents at the same rate as dividends paid to shareholders; otherwise, restricted stock/unit awards have no value to the recipient until the restrictions are released. No dividend equivalents are paid on outstanding performance stock units.

(2) Represents the Company's contributions to the IBM Tax Deferred Savings Plan ("TDSP") and the Extended Tax Deferred Savings Plan ("ETDSP").

(3) Payments of $ 83,299 to equalize cost-of-living and housing differences, and for certain other expenses, related to assignment outside of home country. The balance represents payments for the value of benefits accrued prior to transferring employment from IBM Canada.

(4) Reimbursement for tax liabilities related to payments for overseas assignment (see footnote (5) below).

(5) Payments to equalize cost-of-living and housing differences, and for certain other expenses, related to assignment outside of home country. Also includes $2,018 for the Company's annual contribution to the TDSP in 1994 and $25,070 in 1995 for the Company's contributions to the TDSP and ETDSP.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Stock Option/SAR Grants in Last Fiscal Year (1)

---------------------------------------------------------------------------------------------------------
                                    Individual Grants
                   --------------------------------------------------      Potential Realizable Value at
                      Number       % of Total                                 Assumed Annual Rates of
                   of Securities  Options/SARs                              Stock Price Appreciation for
                   Underlying      Granted to    Exercise                     Ten-Year Option Term (4)
                   Options/SARs   Employees in    Price    Expiration   ----------------------------------
Name                Granted(2)    Fiscal Year   per Share     Date        0%         5%             10%
----------------------------------------------------------------------------------------------------------
L.V. Gerstner, Jr.    300,000(3)     3.91%      $ 126.69     2/26/06     $ 0    $23,901,000    $60,573,000
G. R. Thoman           50,000        0.65%        126.69     2/26/06       0      3,983,500     10,095,500
J. M. Thompson         50,000        0.65%        126.69     2/26/06       0      3,983,500     10,095,500
N. C. Lautenbach       50,000        0.65%        126.69     2/26/06       0      3,983,500     10,095,500
R. M. Stephenson       35,000        0.46%        126.69     2/26/06       0      2,788,450      7,066,850
----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Increase in market value of IBM common stock for all stockholders at   5% (to $206/share)  10% (to $328/share)
assumed annual rates of stock price appreciation (as used in the       ------------------  -------------------
table above) from $126.69 per share, over the ten-year period,
based on 508.0 million shares outstanding on December 31, 1996.         $ 40.5 billion       $ 102.6 billion
--------------------------------------------------------------------------------------------------------------

(1) No Stock Appreciation Rights (SARs) were granted to the named executive officers during 1996.
(2) Included in the total aggregate exercise price for the grants made to each of Messrs. Thoman, Thompson, Lautenbach and Stephenson is approximately $100,000 of Incentive Stock Options, which become exercisable along with the balance of their grants in four equal installments commencing on the first anniversary date. Upon retirement, all options continue to become exercisable in accordance with their terms.
(3) Included in the total aggregate exercise price for the grant made to Mr. Gerstner is approximately $400,000 of Incentive Stock Options, which become exercisable along with the balance of his grant in four equal installments commencing on the third anniversary date. Upon retirement, all options continue to become exercisable in accordance with their terms. Mr. Gerstner's grant also becomes exercisable on a termination without cause, including upon a "change-in-control," as defined in his employment agreement.
(4) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, a 5% annual growth rate results in a stock price of $206.36 per share and a 10% rate results in a price of $328.60 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

-----------------------------------------------------------------------------------------------------------------
                                                   Number of Securities
                                                  Underlying Unexercised       Value of  Unexercised In-the-Money
                         Shares               Options/SARs at Fiscal Year-End   Options/SARs at Fiscal Year-End
                      Acquired on     Value   -------------------------------  ----------------------------------
Name                  Exercise(#)   Realized     Exercisable  Unexercisable      Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------
L.V. Gerstner, Jr.       51,489    $3,489,228      459,779       610,824         $45,294,138     $35,889,257
G. R. Thoman             27,562     1,664,879       45,311       112,127           4,031,036       6,661,702
J. M. Thompson          122,650     6,134,876       46,306       118,750           1,587,764       7,349,438
N. C. Lautenbach        162,053    10,377,633       23,164       118,261             512,803       7,313,888
R. M. Stephenson        123,818     5,247,974       27,219        75,586             635,197       4,500,023
-----------------------------------------------------------------------------------------------------------------

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Long-Term Incentive Plans-Awards in Last Fiscal Year

-----------------------------------------------------------------------------------------------------------
                                           Performance or            Estimated Future Payouts under
                         Number of          Other Period             Non-Stock Price-Based Plans(1)
                       Shares, Units      Until Maturation  -----------------------------------------------
Name                  or Other Rights        or Payout      Threshold(#)(2)    Target(#)         Maximum(#)
-----------------------------------------------------------------------------------------------------------
L.V. Gerstner, Jr.        13,929             1/96-12/98          3,482           13,929            20,894
G.R. Thoman                6,000             1/96-12/98          1,500            6,000             9,000
J.M. Thompson              6,000             1/96-12/98          1,500            6,000             9,000
N.C. Lautenbach            6,000             1/96-12/98          1,500            6,000             9,000
R.M. Stephenson            5,000             1/96-12/98          1,250            5,000             7,500
-----------------------------------------------------------------------------------------------------------

(1) Long-Term Performance Incentive (LTPI) awards are denominated in Performance Stock Units (PSUs) which are equivalent in value to IBM common stock. PSUs are earned for achieving specified cumulative business objectives of earnings-per-share and cash flow, weighted 80/20 respectively, over a three-year performance period beginning 1/1/96 and ending 12/31/98. Performance against each of the targets will be subject to separate payout calculations. The target number of performance stock units will be earned if 100% of the objectives are achieved. The threshold number will be earned for the achievement of 70% of the objectives and the maximum number will be earned for achieving 120% of the objectives. No payout will be made for performance below the threshold.

    After the performance period, one-half of the earned performance stock units will be paid in cash. The cash value for each performance stock unit will be equal to the average closing price of one share of IBM common stock for the month of January 1999. The balance of the performance stock units will be paid in an equivalent number of stock units which will be restricted for a two-year period ending 12/31/2000.

(2) The amounts in this column represent the threshold number that can be earned if 70% attainment of both business objectives is achieved. In the event that only one objective is achieved (at the 70% level), then the number of performance stock units earned would be 80% of the threshold number based on earnings-per-share achievement or 20% based on cash flow achievement.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Retirement Plan

Executive officers participate in both the IBM Retirement Plan, a funded, tax-qualified, defined benefit pension plan, and the Company's Supplemental Executive Retirement Plan, an unfunded, non-qualified plan, (together referred to as the "Plans"), as supplemented in the case of Messrs. Gerstner and Thoman by separate arrangements.

For the named executive officers, other than Mr. Gerstner, retirement benefits payable annually under the Plans are equal to the sum of:

(1) 1.7% times average annual compensation up to $192,000 over the final five years of employment or the highest consecutive five calendar years of compensation, whichever is greater, times years of service up to 20 years, plus

(2) 2.55% of such compensation in excess of $192,000 times years of service up to 20 years, plus

(3) 1.3% of such compensation times years of service between 20 and 30 years, plus

(4) 0.75% of such compensation times years of service between 30 and 35 years with no accruals past 35 years of service.

Compensation upon which benefits under the Plans are based include salary and annual incentive.

Prior to any reduction for survivorship options and assuming there is no forfeiture of benefits, estimated annual retirement benefits at age 60 for Messrs. Stephenson, Thompson and Lautenbach, respectively, would be $546,000, $688,000 and $696,000.

Mr. Gerstner's annual pension from the Company has been set at approximately $1,140,000 pursuant to his employment agreement.

In connection with his employment by the Company in 1993, Mr. Thoman was given credit under the IBM Plans for 16 years and 3 months of combined service at American Express Company and RJR Nabisco to be used in the calculation of his IBM pension. Further, he was promised that his IBM retirement pension would be added to his American Express pension and that this would yield a combined minimum life annuity of $450,000 annually provided he remains employed by the Company until July 1, 1999. The minimum IBM annuity will be prorated if he leaves the Company without cause before July 1, 1999, and forfeited if he leaves the Company to accept employment with an IBM competitor except for a small portion which he would retain provided he met the IBM Retirement Plan minimum vesting requirement of 5 years of actual IBM service. At age 60 (in 2004), his combined annual benefit including his benefit from the IBM Plans is currently estimated at $592,000.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Other Deferred Compensation Plans

The IBM Tax Deferred Savings Plan (the "TDSP") allows all eligible employees to defer up to 12% of their income on a tax favored basis into a tax exempt trust pursuant to Internal Revenue Service guidelines. IBM matches these deferrals at the rate of 50% for the first 6% of compensation deferred. The employee accounts are invested by the plan trustee in up to eleven investment funds, including an IBM Stock Fund, as directed by the employees. Corporate officers have participated in the TDSP since its inception in 1983 on the same basis as all other employees except that they could not participate in the IBM Stock Fund investment option. Commencing February 1, 1995, officers are now permitted to invest in the TDSP's IBM Stock Fund consistent with the Company's increased emphasis on stock ownership. Internal Revenue Service limits on the TDSP preclude in 1997 an annual investment of more than $9,500 or an eligible compensation base of more than $160,000 for any one employee.

IBM established the Extended Tax Deferred Savings Plan (the "ETDSP") in 1995. The ETDSP allows any U.S. executive, including officers, to defer additional monies and receive a Company match on the same basis as the TDSP except that the Company match for the ETDSP is credited only in units of IBM common stock which are not transferable to other investment alternatives during employment. In addition, participants can defer all or a portion of their annual incentive until retirement under the ETDSP. In the event that the salary of a Company officer who is subject to the limits of Section 162 (m) of the Code exceeds $1,000,000, such officer may defer up to 100 percent of his or her salary. The ETDSP is not funded and participants are general creditors of the Company. All investments in the ETDSP earn income based on the results of the actual TDSP funds' performance but the income is paid out of Company funds rather than the actual returns on a dedicated investment portfolio.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Employment Agreements and Change-in-Control Arrangements

The Company entered into an employment agreement with Mr. Gerstner as of March 26, 1993, whereby he serves as the chairman and chief executive officer of the Company. Effective January 1, 1996, the employment agreement was amended to provide that Mr. Gerstner's annual salary is at least $1,500,000, his annual incentive target award opportunity is at least $2,000,000, and his annual long-term performance incentive target award opportunity is at least $1,500,000. In addition, the agreement provides Mr. Gerstner with an annual pension at age 60 from IBM of approximately $1,140,000.

In the event of termination without cause, or due to a "change-in-control" of the Company, as defined in the agreement, Mr. Gerstner would receive 36 months salary, prorated incentive payments, the right to exercise all stock options, and other specified benefits. The Company has no other change-in-control arrangements with any of its executive officers. There are no employment agreements with the named executive officers, other than Mr. Gerstner, that provide for their continuing service.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Performance Graph

Comparison of Five-Year Cumulative Total Return for
IBM, S&P 500 Stock Index, and S&P Computers (Hardware) Index (excluding IBM)

[PERFORMANCE GRAPH]

                                  1991      1992      1993      1994      1995      1996
----------------------------------------------------------------------------------------------------------------------
IBM Common Stock.                  100        60        69        92       115       193
S & P 500 Stock Index              100       108       118       120       165       203
S & P Computers (Hardware)
     Index (excluding IBM)         100       111       111       146       218       263

The above graph compares the five-year cumulative total return for IBM common stock with the comparable cumulative return of two indexes. Since IBM is a company within the Standard & Poor's ("S&P") 500 Stock Index, the Securities and Exchange Commission's proxy rules require the use of that Index. Under those rules, the second index used for comparison may be a published industry or line-of-business index. In IBM's case, the S&P Computers (Hardware) Index (excluding IBM), shown above, is such an index. Prior to June 1996, the S&P Computers (Hardware) Index had been known as the S&P Computer Systems Index.

The graph assumes $100 invested on December 31, 1991, in IBM common stock and $100 invested at that same time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


2. Ratification of Appointment of Auditors

The Board of Directors has appointed the firm of Price Waterhouse LLP, independent accountants, to be IBM's auditors for the year 1997 and recommends to stockholders that they vote for ratification of that appointment.

Price Waterhouse LLP served in this capacity for the year 1996. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The committee also reviews and approves proposed nonaudit services to ensure that they will not impair the independence of the accountants.

Before making its recommendation to the Board for appointment of Price Waterhouse LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with Price Waterhouse LLP in all of these respects. The committee's review included inquiry concerning any litigation involving Price Waterhouse LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the committee has concluded that the ability of Price Waterhouse LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation.

The IBM Board of Directors recommends a vote FOR this proposal.

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              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

3. Amendment of the Certificate of Incorporation to Increase Authorized Shares and Effect a Two-for-One Stock Split

On January 28, 1997, the Board of Directors unanimously adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation to increase the number of shares of stock that the Company has the authority to issue to an aggregate of 2,025,000,000 shares, of which 1,875,000,000 would be capital stock, $0.50 par value per share ("common stock"), and 150,000,000 of which would continue to be preferred stock, $0.01 par value per share, (the "Amendments"). The Board of Directors further directed that the Amendments be submitted for consideration by stockholders at the Company's Annual Meeting. In the event the Amendments are approved by stockholders, the Company will thereafter amend the Certificate of Incorporation (the "Certificate") with the New York State Secretary of State with a filing reflecting such Amendments, which will become effective at the close of business on the date the Certificate is accepted for filing by the Secretary of State. The text of Article THREE of the Certificate, as proposed to be amended, is set forth in Appendix A, on page 35 of this Proxy Statement.

On January 28, 1997, the Board of Directors also unanimously adopted a resolution authorizing and declaring, subject to approval by stockholders of the Amendments, a two-for-one Stock Split, which split will provide one share of common stock for each authorized share of common stock outstanding and reserved for issuance to common stockholders of record at the close of business on May 9, 1997 (the "Stock Split Record Date").

In the event stockholders approve the Amendments, the Company will be authorized to amend Article THREE of the Company's Certificate to increase the number of shares of common stock which the Company is authorized to issue from 750,000,000 to 1,875,000,000 and to decrease the par value per share of such stock from $1.25 per share to $0.50 per share. This change to the par value has been recommended by the Board in order to permit the Company to save a significant amount of fees which would otherwise be payable under state law upon the filing of the Certificate with the increase in the number of authorized common stock requested by these Amendments. Approval of the Amendments will also permit the Company to effect the split of the common stock of the Company. Stockholder approval of an increase in the number of authorized shares of common stock is required in order for the proposed two-for-one Stock Split to be effected, and if the Amendments to the Company's Certificate are not approved by the stockholders, the Stock Split cannot be effected. If the proposed Amendments to the Certificate are adopted, each share of common stock, held of record as of the close of business on the Stock Split Record Date will be changed into two shares of common stock. As a result of the change in par value, an amount equal to $0.75 for each issued share of common stock (prior to the Stock Split) will be reclassified from stated capital to capital surplus. As a result of the Stock Split, an amount equal to the new par value of $0.50 per share of common stock for each share issued in the Stock Split will be transferred back to stated capital. In each case, there will be no change in the Company's total paid-in capital. The split of the Company's common stock will also include shares reserved for issuance under various stock option and other plans including all shares of common stock authorized for issuance under the 1997 IBM Long-Term Performance Plan being submitted herein for stockholder approval (the "LTPP," see pages 29-30 and Appendices B and C hereto), as well as those shares held by the Company as treasury shares on such date.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


As of December 31, 1996, there were 509,070,542 shares of issued common stock, of which 507,981,009 were outstanding and 1,089,533 were treasury shares. Of the 240,929,458 authorized but unissued shares, a total of 66,009,022 shares were reserved for issuance under Company stock purchase, option and other benefit plans for employees and directors, and the remaining 174,920,436 shares were unreserved. Shares issued pursuant to the proposed Stock Split will have the same rights as currently outstanding shares of common stock. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their proportionate ownership interest.

The Board believes that the proposed two-for-one split in the issued common stock will result in a market price that should be more attractive to a broader spectrum of investors, particularly individual investors. Based on figures as of December 31, 1996, of the 1,875,000,000 shares of common stock which would be authorized, 1,018,141,084 shares would be required to effectuate the two-for-one split of the common shares outstanding and in treasury. The aggregate number of shares that may be sold under each of the Company's stock option, employee benefit and incentive plans, the number of shares covered by outstanding options and restricted stock awards under such Plans, and the exercise price of such options, will also be proportionately adjusted to reflect the Stock Split. For example, the Stock Split will have the effect of doubling the number of shares of common stock issuable upon exercise of options and other rights granted under the Company's stock and option plans, and of reducing by one-half the option price per share with respect to such options and rights. The number of shares of restricted stock and the number of restricted stock units granted to Company employees, and common stock equivalents held by directors, officers and employees, will also be doubled accordingly.

The Board of Directors also believes that it is in the Company's best interests to increase the number of authorized but unissued shares of common stock in order to have additional shares available for issuance to meet the Company's future business needs as they arise. Other than the shares which are required to effect the Stock Split, the Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized by the Amendments. The Board believes the availability of such additional shares will provide the Company with the flexibility to issue common stock for a variety of other proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions, and other bona fide corporate purposes. Were these situations to arise, the issuance of additional shares of common stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power in the Company.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the current Proposal to amend the Certificate is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. In addition, the Proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. Finally, the Board does not currently contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to take over or change control of the Company.

In addition to the Company's common stock, the Company's Certificate of Incorporation currently empowers the Board of Directors to authorize the issuance of one or more series of preferred stock without stockholder approval. Pursuant to this authorization, the Company has issued one series of preferred stock, and, as of December 31, 1996, a total of 2,610,711 shares of Series A 7 1/2% Preferred Stock were outstanding. No change to the Company's preferred stock authorization is requested by the Amendments. Existing Series A Preferred stockholders do not have preemptive rights, nor any other participatory rights with respect to the matters covered by this Proposal.

In the event this Proposal is approved, certificates representing shares of the Company's common stock issued prior to the time the Stock Split becomes effective will continue to represent the same number of shares of the Company's stock as they did prior to such time. Each common stockholder of record at the close of business on the Stock Split Record Date will be entitled to receive one additional share of common stock for each share of common stock held on such date. Distribution of the additional shares is presently expected to occur on May 27, 1997, and will be effected in book-entry form, through the mailing of an account statement to each stockholder of record as of the Stock Split Record Date, crediting the additional shares of common stock as a result of the Stock Split. Stockholders of record as of the Stock Split Record Date may request a physical certificate from the Company's transfer agent for the additional shares they are entitled to receive as a result of the Stock Split. In the event this Proposal is approved, additional instructions will be mailed to stockholders on May 27, 1997.

Existing certificates will continue to represent the number of shares evidenced thereby. Existing certificates will not be exchanged for new certificates. Please do not return any certificates to the Company or our transfer agent.

If the Proposal is approved, the Company will also apply to the New York Stock Exchange, as well as various other exchanges upon which the Company's common stock is listed, for the continued listing of the Company's common stock on a split basis.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


The Company has been advised by its tax counsel that under U.S. federal income tax laws the receipt of additional shares of common stock in the Stock Split will not constitute taxable income to the stockholders. In addition, the cost or other tax basis to a stockholder of each old share held immediately prior to the split will be divided equally between the corresponding two shares held immediately after the split, and the holding period for each of the two shares will include the period for which the corresponding old share was held. The laws of jurisdictions other than the United States may impose income taxes on the receipt by a stockholder of additional shares of common stock resulting from the split. Stockholders subject to such other laws should consult with their own tax advisors for additional information.

If a stockholder elects to sell or purchase shares of the Company's common stock following the effectuation of the Stock Split, stock transfer taxes, if applicable, may be higher in a transaction involving an equivalent aggregate market value, because of the greater number of shares involved, and the brokerage commissions associated with such activities may also be higher. Stockholders may wish to determine from their brokers the taxes and commissions applicable for the additional number of shares.

Financial Statements are not included in this Proxy Statement, as they are not deemed material to the exercise of prudent judgment with respect to the proposed amendment of the Company's Certificate of Incorporation and the Stock Split. Since the Amendments and the Stock Split are in the best interest of the Company and its stockholders, the IBM Board of Directors recommends a vote FOR this Proposal.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


4. Adoption of the IBM 1997 Long-Term Performance Plan

The Board of Directors has adopted the IBM 1997 Long-Term Performance Plan ("1997 LTPP") and is recommending that stockholders approve the 1997 LTPP at the Annual Meeting. The 1997 LTPP provides for incentive and other awards that are designed to foster a proprietary interest in the growth and performance of the Company.

The 1997 LTPP permits the grant of any form of award, including, but not limited to, stock options, stock appreciation rights ("SARs") and stock and cash awards, whether granted singly, in combination or in tandem. During any five-year period, no participant may receive stock options or SARs with respect to an aggregate of more than 2,500,000 shares. Stock options will be granted at an exercise price of not less than 100% of fair market value (as defined in the plan) on the date of grant and it is expected that options and SARs will typically be granted for periods of 10 years or less. The 1997 LTPP also permits the grant of other awards in stock or denominated in units of stock, which may be subject to restrictions on transfer and/or forfeiture provisions. The maximum number of shares of common stock that may be issued under stock awards under the 1997 LTPP will not exceed 20% of the aggregate number of shares available for issuance under the 1997 LTPP.

If approved by stockholders, the Board has authorized for issuance under the 1997 LTPP 25,148,227 shares of common stock, which is 5% of the Company's outstanding shares of common stock on February 10, 1997. The closing price of the Company's common stock on the New York Stock Exchange that day was $142.75 per share. Subject to stockholder approval of Proposal 3, as set forth beginning on page 25, the shares available for issuance under the 1997 LTPP shall be doubled to reflect the proposed two-for-one stock split.

For purposes of determining the number of shares of common stock issued under the 1997 LTPP, no shares shall be deemed issued until they are actually delivered to a participant, or such other person in accordance with Section 10 of the 1997 LTPP. Shares covered by awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards, shall be available for future issuance under awards. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any award, shall also be available for future issuance under awards.

At the 1994 Annual Meeting, stockholders approved the 1994 Long-Term Performance Plan ("1994 LTPP") to replace the 1989 Long-Term Performance Plan. As of the date of the Annual Meeting, it is expected that approximately 3.8 million shares will remain available for grant under the 1994 LTPP, and the Company intends to continue to grant awards under the 1994 LTPP until the plan expires.

It is intended that the 1997 LTPP will generally be administered by the Executive Compensation and Management Resources Committee (or any successor committee), which is constituted in compliance with the rules and regulations issued under the federal securities laws and the Internal Revenue Code. In administering the 1997 LTPP, the Committee has the full power to select participants, to interpret the provisions of the plan, to grant waivers of award restrictions, to continue or accelerate the exercisability, vesting or payment of an award and to adopt such rules, regulations and guidelines for carrying out the 1997 LTPP as it may deem necessary or proper. The Committee may delegate certain of its duties, power and

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


authority to officers of the Company, pursuant to such conditions and limitations as the Committee may establish. The 1997 LTPP may be amended by the Board, except that it may not be amended to increase the maximum number of shares that may be issued under the 1997 LTPP (except for adjustments pursuant to Section 14 of the 1997 LTPP) or to permit the granting of stock options or stock appreciation rights with exercise or grant prices lower than those specified in Section 6 of the 1997 LTPP, without stockholder approval.

Awards under the 1997 LTPP may be made to employees of, and other individuals providing services to, the Company. Participants in the 1997 LTPP will be recommended by their management and the Committee intends to review and act on all 1997 LTPP grants and awards for elected officers and certain other senior management positions. Subject to stockholder approval of the 1997 LTPP, the Committee intends to delegate to the chief executive officer the authority to make grants and awards, waive restrictions and take other actions under the 1997 LTPP for certain other eligible participants. As the participants in the 1997 LTPP will be selected by the Committee and management in their discretion, it is not possible to indicate the number or names of positions or participants who may be eligible for awards under the 1997 LTPP and no allocation or other determination has been made as to the types or amounts of awards that may be made. During 1996, options to purchase 7,679,529 shares were granted to employees, including options to purchase 669,000 shares granted to current executive officers as a group. In 1996, the number of performance stock units representing Long-Term Performance Incentive awards granted to all participants and current executive officers was 375,738 and 63,929, respectively. A total of 209,269 restricted stock units were granted in 1996, including 88,500 units to current executive officers. Further, 117,130 shares of restricted stock were granted to employees, none of which was granted to current executive officers. For additional information on awards in 1996 to the named executive officers, refer to the tables on pages 17-19. No awards under the 1994 LTPP were made to directors who are not executive officers.

As discussed in the Report on Executive Compensation, the 1997 LTPP has been designed to meet the requirements of 162(m) of the Internal Revenue Code for stock options and SARs. At the Company's 1995 Annual Meeting, stockholders approved terms adopted by the Committee under which other long-term incentive compensation payable under the 1994 LTPP would qualify for an exception from the limitations on deductibility set forth in section 162(m). The Committee will continue to make long-term performance incentive awards under the 1997 LTPP pursuant to those terms. The foregoing shall not preclude the Committee from making other compensation payments under different terms even if they do not qualify for tax deductibility under section 162(m).

The foregoing summary of the terms and features of the 1997 LTPP is qualified by reference to the 1997 LTPP itself. The 1997 LTPP is printed in its entirety as Appendix B beginning on page 37 and the federal income tax consequences of the issuance and exercise of options and SARs are summarized in Appendix C beginning on page 45. The IBM Board of Directors recommends a vote FOR this proposal.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


5. Stockholder Proposal

Stockholder proposals may be submitted for inclusion in IBM's 1998 proxy material after the 1997 Annual Meeting but received no later than 5 p.m. EST on November 19, 1997. Proposals must be in writing and sent via registered, certified, or express mail to: Office of the Secretary, International Business Machines Corporation, One Old Orchard Road, Armonk, N.Y. 10504. Facsimile or other forms of electronic submissions will not be accepted.

Management carefully considers all proposals and suggestions from stockholders. When adoption is clearly in the best interests of the Company and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the proxy material.

Examples of stockholder proposals and suggestions that have been adopted over the years include stockholder ratification of the appointment of auditors, improved procedures involving dividend checks and stockholder publications, and changes or additions to the proxy material concerning such matters as abstentions from voting, appointment of alternative proxy, inclusion of a table of contents, proponent disclosure, and secrecy of stockholder voting.

Management opposes the following proposal for the reasons stated after the proposal.

Stockholder Proposal on Executive Compensation

Management has been advised that Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 50 shares, intends to submit the following proposal at the meeting:

RESOLVED: "That the stockholders recommend that the Board take the necessary step that IBM specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them."

REASONS: "In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized." "At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation." "Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management."

"If you AGREE, please mark your proxy FOR this proposal."
--------------------------------------------------------------------------------
The IBM Board of Directors recommends a vote AGAINST this proposal.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


The Proposal is not currently relevant to the Company since it calls for disclosure of contractual employment obligations which are already fully disclosed in this Proxy Statement. In this connection, Mr. Gerstner, the Chairman and Chief Executive Officer of the Company, is the only executive officer with an employment contract who is entitled to receive a salary and other amounts on account of his employment with the Company. Mr. Gerstner's employment contract, as well as other details of his compensation arrangements, is already described on pages 15-16 of this Proxy Statement in full compliance with the regulations of the Securities and Exchange Commission. Moreover, under these same regulations, the Company already provides detailed information about the overall compensation arrangements of its four other highest paid executive officers. The Executive Compensation and Management Resources Committee of the Board, which is comprised solely of non-employee directors, reviews and approves the compensation of all executive officers of the Company. Since implementation of the Proposal would add nothing to the Company's current disclosures, and since the Proposal attempts to impose future obligations beyond what is required by the law as well as beyond what other companies disclose, the Board believes the Proposal is unnecessary and should be rejected. The Board believes that the existing disclosure adequately and fairly describes the compensation structure for IBM's executive officers as well as furnishes an informed basis for IBM stockholders to evaluate the Company's use of compensation to motivate and retain its key personnel.The Board therefore recommends a vote AGAINST this Proposal.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

Other Business

Management knows of no other matters that may properly be, or are likely to be, brought before the meeting. If other proper matters are introduced, the individuals named as Proxies on the enclosed Proxy Card will vote shares it represents.

Proxies and Voting at the Meeting

The $1.25 par value capital stock of the Company (its common stock) is its only class of security entitled to vote at the April 29, 1997, meeting. Each stockholder of record at the close of business on March 11, 1997, is entitled to one vote for each share held. The Proxy Card covers the number of shares to be voted, including any shares held for participants in the IBM Tax Deferred Savings Plan, Dividend Reinvestment Plan and Employees Stock Purchase Plans. On February 10, 1997, there were 502,964,546 common shares outstanding and entitled to be voted.

Directors are elected by a plurality of votes cast. A majority of the votes cast is required to ratify the appointment of auditors and to recommend that the Board consider adoption of a stockholder proposal. Under the law of New York, IBM's state of incorporation, "votes cast" at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions, broker non-votes, and withheld votes will not be considered "votes cast" based on current state law requirements and IBM's Certificate of Incorporation and By-laws. The amendment of the Company's Certificate of Incorporation and the adoption of the IBM 1997 Long-Term Performance Plan each require the favorable vote of the holders of a majority of all outstanding shares of common stock of the Company, pursuant to the requirements of the New York Business Corporation Law.

All stockholder meeting proxies, ballots, and tabulations that identify individual stockholders are kept secret, and no such document shall be available for examination, nor shall the identity or the vote of any stockholder be disclosed except as may be necessary to meet legal requirements under the laws of New York, IBM's state of incorporation. Votes are counted by employees of First Chicago Trust Company of New York, IBM's independent transfer agent and registrar, and certified by the Inspectors of Election who are employees of Corporation Trust Company.

Shares cannot be voted unless a signed Proxy Card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder giving a proxy may revoke it at any time before it is voted. If a stockholder wishes to give a proxy to someone other than the individuals named as Proxies on the Proxy Card, he or she may cross out the names appearing on the enclosed Proxy Card, insert the name of some other person, sign, and give the Proxy Card to that person for use at the meeting.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed Proxy Card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; merely sign, date, and return the Proxy Card in the enclosed envelope.

Solicitation of proxies is being made by the Company through the mail, in person, and by telecommunications. The cost thereof will be borne by the Company. In addition, management has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of approximately $35,000, plus reasonable out-of-pocket expenses.


/s/ John E. Hickey
John E. Hickey
Vice President and Secretary
March 18, 1997

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


APPENDIX A.

Proposed Amendment to Article THREE of the Company's Certificate of
Incorporation

Resolved: that the Company's Certificate of Incorporation be amended by restating Article THREE thereof to read as follows:

The aggregate number of shares that the Corporation shall have authority to issue is 2,025,000,000 shares, consisting of 1,875,000,000 shares of the par value of $0.50 per share, which shall be designated "capital stock," and 150,000,000 shares of the par value of $0.01 per share, which shall be designated "preferred stock."

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

APPENDIX B.

IBM 1997 Long-Term Performance Plan

1. Objectives.

The IBM 1997 Long-Term Performance Plan (the "Plan") is designed to attract, motivate and retain selected employees of, and other individuals providing services to, the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions.

(a) "Awards" -- The grant of any form of stock option, stock appreciation right, stock or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

(b) "Award Agreement" -- An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

(c) "Board" -- The Board of Directors of International Business Machines Corporation ("IBM").

(d) "Capital Stock" or "stock" -- Authorized and issued or unissued Capital Stock of IBM, at such par value as may be established from time to time.

(e) "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" -- The committee designated by the Board to administer the Plan.

(g) "Company" -- IBM and its affiliates and subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which IBM has an equity interest.

(h) "Fair Market Value" -- The average of the high and low prices of Capital Stock on the New York Stock Exchange for the date in question, provided that, if no sales of Capital Stock were made on said exchange on that date, the average of the high and low prices of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were made on said exchange.

(i) "Participant" -- An individual to whom an Award has been made under the Plan. Awards may be made to any employee of, or any other individual providing services to, the Company. However, incentive stock options may be granted only to individuals who are employed by IBM or by a subsidiary corporation (within the meaning of Section 424(f) of the Code) of IBM, including a subsidiary that becomes such after the adoption of the Plan.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


3. Capital Stock Available for Awards.

The number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 25,148,227. Shares of Capital Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. For purposes of determining the number of shares of Capital Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 10. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards, shall be available for future issuance under Awards. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any Award, shall also be available for future issuance under Awards.

4. Administration.

The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, to grant waivers of Award restrictions, to continue, accelerate or suspend exercisability, vesting or payment of an Award and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.

5. Delegation of Authority.

The Committee may delegate to officers of the Company its duties, power and authority under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee or the Board may select, and grant Awards to, Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

6. Awards.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 6. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity. During any five-year period, no Participant may receive, under the Plan, stock options or stock appreciation rights with respect to an aggregate of more than 2,500,000 shares.

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              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


(a) Stock Option -- A grant of a right to purchase a specified number of shares of Capital Stock the exercise price of which shall be not less than 100% of Fair Market Value on the date of grant of such right, as determined by the Committee, provided that, in the case of a stock option granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the exercise price may be the same as the purchase or designated price of such other award. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The number of shares of stock that shall be available for issuance under ISO's granted under the Plan is limited to ten million.

(b) Stock Appreciation Right -- A right to receive a payment, in cash and/or Capital Stock, equal in value to the excess of the Fair Market Value of a specified number of shares of Capital Stock on the date the stock appreciation right (SAR) is exercised over the grant price of the SAR, which shall not be less than 100% of the Fair Market Value on the date of grant of such SAR, as determined by the Committee, provided that, in the case of a SAR granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the grant price may be the same as the exercise or designated price of such other award.

(c) Stock Award -- An Award made in stock and denominated in units of stock. The maximum number of shares of Capital Stock that may be issued under Stock Awards shall not exceed 20% of the aggregate number of shares available for issuance under Awards. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of the Company performance. An Award made in stock or denominated in units of stock that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an Award of "Restricted Stock," "Restricted Stock Units" or "Long-Term Performance Incentive" units.

(d) Cash Award -- An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance.

At the Company's 1995 Annual Meeting, shareholders approved terms adopted by the Committee under which long-term incentive compensation payable under the Company's 1994 Long-Term Performance Plan would qualify for an exception from the limitations on deductibility set forth in section 162(m) of the Code. The Committee shall continue to make long-term performance incentive awards under the Plan pursuant to those terms. The foregoing shall not preclude the Committee from making other compensation payments under different terms even if they do not qualify for tax deductibility under section 162(m).

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


7. Payment of Awards.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, with Committee approval, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

8. Stock Option Exercise.

The price at which shares of Capital Stock may be purchased under a stock option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award or any combination thereof. The Committee shall determine acceptable methods of tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a stock option as it deems appropriate.

9. Tax Withholding.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

10. Transferability.

No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (i) by law, will or the laws of descent and distribution, (ii) as a result of the disability of a Participant or (iii) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards by gift or otherwise to a member of a Participant's immediate family and/or trusts whose beneficiaries are members of the Participant's immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, in no event shall ISOs be transferable or assignable other than by will or by the laws of descent and distribution.

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              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


11. Amendment, Modification, Suspension or Discontinuance of the Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Capital Stock then outstanding, to (i) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 14 of the Plan), or
(ii) permit the granting of stock options or SARs with exercise or grant prices lower than those specified in Section 6.

12. Termination of Employment.

If the employment of a Participant terminates, other than as a result of the death or disability of a Participant, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise. In the event of the death of a Participant or in the event a Participant is deemed by the Company to be disabled and eligible for benefits under the terms of the IBM Long-Term Disability Plan (or any successor plan or similar plan of another employer), the Participant's estate, beneficiaries or representative, as the case may be, shall have the rights and duties of the Participant under the applicable Award Agreement.

13. Cancellation and Rescission of Awards.

(a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any "Detrimental Activity." For purposes of this Section 13, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company's Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company's Agreement Regarding Confidential Information and Intellectual Property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant's employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company's Business Conduct Guidelines; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or
(viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

(b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (a)(i)-(viii) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14. Adjustments.

In the event of any change in the outstanding Capital Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionately: (a) the number of shares of Capital Stock (i) available for issuance under the Plan, (ii) available for issuance under ISO's, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause IBM to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Capital Stock available for issuance under Awards under Section 3 will be increased to reflect such substitution or assumption.

15. Miscellaneous.

(a) Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer of IBM in writing, and shall become effective when it is received.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


(b) The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

(c) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(d) No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

(e) The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(f) In the event that a Participant or the Company brings an action to enforce the terms of the Plan or any Award Agreement and the Company prevails, the Participant shall pay all costs and expenses incurred by the Company in connection with that action, including reasonable attorneys' fees, and all further costs and fees, including reasonable attorneys' fees, incurred by the Company in connection with collection.

(g) The Committee and any officers to whom it may delegate authority under
Section 5 shall have full power and authority to interpret the Plan and to make any determinations thereunder, including determinations under Section 13, and the Committee's or such officer's determinations shall be binding and conclusive. Determinations made by the Committee or any such officer under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

(h) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(i) The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Capital Stock then outstanding.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT

APPENDIX C.

IBM 1997 Long-Term Performance Plan -- Federal Income Tax Consequences

The Company has been advised by counsel that, in general, under the Internal Revenue Code, as presently in effect, a Participant will not be deemed to recognize any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

1. In the case of an exercise of a stock option other than an ISO, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price.

2. In the case of an exercise of a SAR, the Participant will generally recognize ordinary income on the exercise date in an amount equal to any cash and the fair market value of any unrestricted shares received.

3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

4. In the case of ISO's, there is generally no tax liability at time of exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the optionee's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the optionee will realize a long-term capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount of gain realized on the disposition of the stock) over the option price, and the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

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              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT


5. Upon the exercise of a stock option other than an ISO, the exercise of a SAR, the award of stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by a Participant. The Company will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the Award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

6. The Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is the Company's chief executive officer or among one of its four other highest compensated officers for that year. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options and stock appreciation rights granted under the 1997 LTPP will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit. The 1997 LTPP also authorizes the grant of long-term performance incentive awards that will likewise be treated as qualified performance-based awards.

              IBM NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT








                          [LOGO] Printed on Recycled Paper

         /  /   /  /   /  /

IBM LOGO

Dear IBM Stockholder:

YOUR VOTE IS IMPORTANT. ATTACHED IS YOUR 1997 IBM PROXY CARD. PLEASE READ BOTH SIDES OF THE CARD, AND MARK, SIGN AND DATE IT. DETACH AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. WE URGE YOU TO VOTE YOUR SHARES.

You are invited to attend the Annual Meeting of Stockholders on Tuesday, April 29, 1997, at 10 a.m., in Section A of the Dallas Convention Center, 650 South Griffin St., Dallas, Texas. If you plan to attend the Annual Meeting, you should mark the box provided on the attached Proxy Card. An admission ticket is attached for your convenience.

As part of IBM's ongoing efforts to reduce expenses, we are asking our stockholders to permit IBM to send only one copy of stockholder publications to their household. If you are receiving multiple copies of stockholder reports at your address and wish to eliminate them for the account shown on the attached Proxy Card, please mark the box provided on the card. You will continue to receive your proxy mailings for shares held in this account.

Thank you very much for your cooperation and continued loyalty as an IBM Stockholder.

/s/ John E. Hickey

John E. Hickey
Vice President and Secretary




                                                                                           9926

    PROXY IDENTIFYING NO.
    Please mark your
    votes as in this
/X/ example

                      IBM's Directors recommend a vote FOR proposals 1, 2, 3, and 4 and
PROXY CARD            AGAINST stockholder proposal 5. SHARES WILL BE SO VOTED UNLESS
                      OTHERWISE INDICATED.
-------------------------------------------------------------------------------------------------
                    IBM's Directors recommend a vote FOR proposals 1, 2, 3 and 4
-------------------------------------------------------------------------------------------------


                  FOR  WITHHELD                    FOR  AGAINST  ABSTAIN                        FOR    AGAINST    ABSTAIN

1. Election of                   2. Ratification of                         4. Adoption of the IBM
   Directors     / /    / /         appointment        / /    / /      / /     1997 Long-Term         / /      / /        / /
(see reverse)                       of auditors                                Performance Plan
                                    (page 24)                                  (page 29)
                                                                       ------------------------------------------------------
For, except vote WITHHELD                                                IBM's Directors recommend a vote AGAINST proposal 5
from the following nominee(s):   3. Amendment of                       ------------------------------------------------------
                                    Certificate of    / /    / /      / /   5. Stockholder Proposal on
------------------------------      Incorporation/                             executive compensation / /      / /        / /
                                    stock split                                (page 31)
                                    (page 25)
                                                                           Will Attend Annual Meeting                 / /

                                                                           Discontinue Mailing Publications
                                                                           to this Account                            / /


SIGNATURE(S)                                       DATE
            ---------------------------------------    ---------------

PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

   ADMISSION TICKET                THIS IS YOUR ADMISSION TICKET FOR THE ANNUAL
TO THE 1997 ANNUAL MEETING OF      MEETING OF STOCKHOLDERS TO BE HELD ON
  IBM STOCKHOLDERS                 TUESDAY, APRIL 29, 1997, AT 10 A.M. IN
                                   SECTION A OF THE DALLAS CONVENTION CENTER,
                                   650 SOUTH GRIFFIN ST., DALLAS, TEXAS.

                                   STOCKHOLDERS MUST HAVE A TICKET FOR ADMISSION
                                   TO THE MEETING. THIS TICKET IS ISSUED TO THE
                                   STOCKHOLDER WHOSE NAME APPEARS ON IT AND
                                   IS NON-TRANSFERABLE.





P  [IBM LOGO] INTERNATIONAL BUSINESS MACHINES  PROXY SOLICITED BY THE BOARD OF DIRECTORS
R             CORPORATION                      FOR THE ANNUAL MEETING OF STOCKHOLDERS
O             ARMONK, NEW YORK  10504          APRIL 29, 1997
X
Y             Louis V. Gerstner, Jr., Lawrence R. Ricciardi, and John E. Hickey, or any of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of
              International Business Machines Corporation owned on the record date by the undersigned at the Annual Meeting of
C             Stockholders to be held in Section A of the Dallas Convention Center, Dallas, Texas, at 10 a.m. on Tuesday, April
A             29, 1997, or any adjournment thereof, upon such business as may properly come before the meeting, including the
R             items on the reverse side of this form as set forth in the Notice of 1997 Annual Meeting and Proxy Statement
D             dated March 18, 1997.

              ELECTION OF DIRECTORS, NOMINEES:
              C. Black, H. Brown, J. Dormann, L.V. Gerstner, Jr., N.O. Keohane, C.F. Knight, L.A. Noto, J.B. Slaughter,
              A. Trotman, L.C. van Wachem, C.M. Vest

              (SHARES CANNOT BE VOTED UNLESS THIS PROXY CARD IS SIGNED AND RETURNED, OR OTHER SPECIFIC ARRANGEMENTS ARE MADE TO
              HAVE THE SHARES REPRESENTED AT THE MEETING.)



                 PLEASE DETACH AND PRESENT THIS TICKET FOR ADMISSION TO THE ANNUAL MEETING